Exhibit 99.1

Dividend Capital
Total Realty Trust®

Fourth Quarter 2009 Results

Supplemental Financial and Operating Information

Fourth Quarter 2009 Financial and Operating Results

DENVER, CO – March 23, 2010: Dividend Capital Total Realty Trust Inc. (used herein as “we,” “our” and “us) today announced additional financial and operating results for the three months and year ended December 31, 2009 that are supplemental to its Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “Commission”), on March 22, 2010. As of December 31, 2009, we had invested in a diversified portfolio of real property and real estate related investments for a gross investment amount of approximately $1.9 billion including 79 operating properties across 27 geographic markets. During the three months ended December 31, 2009, we acquired three office properties. The following table further describes these acquisitions. Amounts in the table are in thousands.

Property	Market	Number of Properties	Date of Acquisition	Gross Investment Amount (1)	Net Rentable Square Feet	Occupancy (2)
Preston Sherry Plaza	Dallas, TX	1	12/16/09	$29,819	147	89.3%
Park Place	Dallas, TX	1	12/16/09	23,704	177	72.2%
Campus Road Office Center	Princeton, NJ	1	11/3/09	51,075	167	100.0%

Total		3		$104,598	491	86.8%

(1)	Gross investment amount represents our accounting basis as reported on the face of our financial statements as of December 31, 2009.
(2)	Occupancy rates are based on commenced leases as of December 31, 2009.

Earnings

For the three months ended December 31, 2009 and 2008, we reported net losses attributable to common stockholders of approximately $19.6 million and $108.3 million ($0.11 and $0.68 per diluted share), respectively. These results include the effects of certain items, including net other-than-temporary impairment charges, provision for loss on debt related investments, acquisition-related expenses and other (gains) losses, gain on extinguishment of debt and loss on derivatives. Such items resulted in a net increase to our diluted net loss equal to approximately $20.8 million and $116.0 million (or $0.11 and $0.70 per diluted share) for the three months ended December 31, 2009 and 2008, respectively.

For the years ended December 31, 2009 and 2008, we reported net losses attributable to common stockholders of approximately $44.8 million and $176.4 million ($0.26 and $1.26 per diluted share), respectively. These results include the effects of certain items, including net other-than-temporary impairment charges, provision for loss on debt related investments, acquisition-related expenses and other (gains) losses, gain on extinguishment of debt and loss on derivatives. Such items resulted in a net increase to our diluted net loss equal to approximately $46.7 million and $194.2 million (or $0.26 and $1.34 per diluted share) for the years ended December 31, 2009 and 2008, respectively.

Funds from Operations

For the three months ended December 31, 2009 and 2008, we reported “Company-Defined” funds from operations attributable to common shares-diluted (“Company-Defined FFO”) of approximately $14.0 million and $13.7 million ($0.07 and $0.08 per diluted share), respectively. For the years ended December 31, 2009 and 2008, we reported Company-Defined FFO of approximately $47.0 million and $58.5 million ($0.26 and $0.40 per diluted share), respectively.

For the three months ended December 31, 2009 and 2008, these results included the effects of the certain items related to losses on derivatives that resulted in a net decrease to Company-Defined FFO of approximately $1,000 and $3.3 million ($0.00 and $0.02 per diluted share), respectively. For the years ended December 31, 2009 and 2008, these results reflected the effects of certain items related to losses on derivatives and the gain on the extinguishment of debt that resulted in a net decrease to Company-Defined FFO of approximately $8.0 million and $2.4 million ($0.04 and $0.02 per diluted share), respectively.

Selected Operating Data

As of December 31, 2009, we had total gross investments of approximately $1.9 billion (before accumulated depreciation of approximately $146.2 million), which were generally diversified across major property sectors as follows:

(1)

Certain of our investments in real estate securities are classified as “diversified” due to the fact that the underlying assets consist of multiple investments that are inherently diversified across various property types.

Selected Financial Data

The following table presents selected consolidated financial information for us as of December 31, 2009 and December 31, 2008 and for the three months and years ended December 31, 2009 and 2008. The selected financial information presented below has been derived from our consolidated financial statements. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes thereto, you should read it in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K filed with the Commission on March 22, 2010. The amounts in the table are in thousands except per share data.

	For the Three Months Ended, December 31,		For the Year Ended, December 31,
	2009	2008	2009	2008
Operating Data:
Total revenue	$40,764	$38,766	$159,723	$141,690
Total operating expenses, excluding acquisition-related expenses	(28,861)	(26,533)	(112,855)	(97,765)
Acquisition-related expenses net of other gains	(2,109)	—	(4,936)	—
Equity in earnings of unconsolidated joint venture	557	555	2,210	586
Interest income	296	2,748	2,895	11,996
Interest expense	(13,781)	(11,866)	(55,640)	(45,151)
Loss on derivatives	(1)	(3,264)	(7,998)	(11,673)
Gain on extinguishment of debt	—	—	—	9,309
Provision for loss on debt related investments	(17,339)	—	(17,339)	—
Net other-than-temporary impairment on securities	(78)	(113,283)	(13,141)	(192,724)

Net income (loss)	(20,552)	(112,877)	(47,081)	(183,732)
Net income (loss) attributable to noncontrolling interests	921	4,622	2,296	7,346

Net income (loss) attributable to common stockholders	$(19,631)	$(108,255)	$(44,785)	$(176,386)

Common Stock Distributions
Common stock distributions declared	$27,635	$23,711	$104,366	$84,023
Common stock distributions declared per share	$0.15	$0.15	$0.60	$0.60
Per Share Data:
Net income (loss) per common share:
Basic	$(0.11)	$(0.68)	$(0.26)	$(1.26)
Diluted	$(0.11)	$(0.68)	$(0.26)	$(1.26)
Other Information:
Weighted average number of common shares outstanding:
Basic	184,236	158,076	174,006	140,106
Diluted	191,239	164,577	181,109	144,533

	As of December 31,
	2009	2008
Balance Sheet Data:
Total assets	$2,362,991	$2,123,578
Total debt obligations	$840,966	$734,928
Total liabilities	$1,090,405	$963,712
	For the Year Ended, December 31,
	2009	2008
Cash Flow Data:
Net cash provided by operating activities	$51,221	$60,266
Net cash used in investing activities	$(245,114)	$(127,254)
Net cash provided by financing activities	$168,466	$315,567

Funds from Operations

FFO Definition

We believe that funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with Generally Accepted Accounting Principles (“GAAP”) implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expense. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that consists of net income (loss), calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains (or losses) from dispositions of real estate held for investment purposes.

Company-Defined FFO

As part of its guidance concerning FFO, NAREIT has stated that the “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” As a result, modifications to FFO are common among REITs as companies seek to provide financial measures that meaningfully reflect the specific characteristics of their businesses. We believe that potential investors and stockholders who review our operating results are best served by providing them with the same performance metrics used by management to gauge operating performance. Therefore, we are providing users with a Company-Defined FFO measure in addition to the NAREIT definition of FFO and other GAAP measures. However, no single measure can provide users of financial information with sufficient information and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

Certain GAAP measures as well as FFO include items that affect comparability from period to period. Our primary objective for Company-Defined FFO is to provide investors with a supplemental earnings metric that indicates the performance of our operations before certain non-cash charges, non-operating or other items that management believes affects the comparability of our operating results from period to period. Our Company-Defined FFO is derived by adjusting FFO for the following items: net other-than-temporary impairment on securities, provision for loss on debt investments and acquisition-related expenses and other (gains) losses.

Net other-than-temporary impairment on securities - Period to period fluctuations in the other-than-temporary impairment line item can be caused by the accounting treatment for factors affecting our investments in real estate securities that may not translate into our long-term investment strategy and therefore may not be indicative of the long-term performance of such investments. Further, there is a disproportionate impact to our earnings in the period when a change in fair value is realized through our earnings, which affects comparability from period to period.

Provision for loss on debt related investments - Currently, our investment strategy does not include purchasing and selling investments for the purpose of generating short-term gains. Rather our investment strategy is to hold our investments for the long-term for the purpose of earning current income. As a result, management believes that any gains or losses generated from the sale or impairment of such investments are non-routine and intermittent and result in a disproportionate impact to our earnings in the period in which such gains or losses are recorded compared to prior or future periods.

Acquisition-related expenses and other (gains) losses - For GAAP accounting purposes, expenses associated with the acquisition of real property, including acquisition fees paid to our Advisor and gains or losses related to the change in fair value of contingent consideration related to the acquisition of real property, are recorded to earnings. As we have previously disclosed, these types of expenditures are to be funded from our net proceeds received from the sale of our common stock and not from our operations.

Limitations of FFO and Company-Defined FFO

FFO (both NAREIT-defined and Company-Defined) is presented herein as a supplemental financial measure and has inherent limitations. We do not use FFO as, nor should it be considered to be, an alternative to net income (loss) computed under GAAP as an indicator of our operating performance, or as an alternative to cash from operating activities computed under GAAP, or as an indicator of our ability to fund our short or long-term cash requirements. Management uses FFO as an indication of our operating performance and as a guide to making decisions about future investments. Our Company-Defined FFO calculation is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. In addition, other REITs may define FFO differently and choose to treat impairment charges, acquisition-related expenses and potentially other accounting line items in a manner different from us due to specific differences in investment strategy or for other reasons. Our Company-Defined FFO calculation is limited by its exclusion of certain items previously discussed, but we continuously evaluate our investment portfolio and the usefulness of our Company-Defined FFO measure in relation thereto. We believe that net income (loss) computed under GAAP remains the primary measure of performance and that FFO or Company-Defined FFO are only meaningful when they are used in conjunction with net income (loss) computed under GAAP. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and operating performance.

The following table presents a reconciliation of FFO and Company-Defined FFO to net loss for the three months and years ended December 31, 2009 and 2008 (amount in thousands, except per share information).

	For the Three Months Ended, December 31,		For the Year Ended, December 31,
	2009	2008	2009	2008
Reconciliation of net earnings to FFO:
Net loss	$(20,552)	$(112,877)	$(47,081)	$(183,733)
Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization	14,257	14,441	57,834	52,313
Noncontrolling interests’ share of FFO	(285)	3,338	(2,809)	2,836

FFO attributable to common shares-basic	(6,580)	(95,098)	7,944	(128,584)
FFO attributable to dilutive OP units	(250)	(3,925)	363	(4,691)

FFO attributable to common shares-diluted	$(6,830)	$(99,023)	$8,307	$(133,275)

FFO per share-basic and diluted	$(0.04)	$(0.60)	$0.05	$(0.92)

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	(6,580)	(95,098)	7,944	(128,584)
Add (deduct) our adjustments:
Net other-than-temporary impairment on securities	1,371	112,737	16,407	191,791
Provision for loss on debt investments	17,339	—	17,339	—
Acquisition-related expenses net of other gains	2,110	—	4,936	—
Noncontrolling interest share of our adjustments	(762)	(4,469)	(1,476)	(6,479)

Company-Defined FFO attributable to common shares-basic	13,478	13,170	45,150	56,728
Company-Defined FFO attributable to dilutive OP units	512	543	1,839	1,788

Company-Defined FFO attributable to common shares-diluted	$13,990	$13,713	$46,989	$58,516

Company-Defined FFO per share-basic and diluted	$0.07	$0.08	$0.26	$0.40

Weighted Average Number of Shares Outstanding
Basic	184,236	158,076	174,006	140,106

Diluted	191,239	164,577	181,109	144,533

Earnings Conference Call

We also announced that we will be hosting a public conference call on Thursday March 25, 2010 to review the fourth quarter and full year financial and operating results for 2009. Guy Arnold, President, and Kirk Scott, Chief Financial Officer, will present performance data and provide management commentary.

The conference call will take place at 2:15 p.m. MST and can be accessed by dialing 1.800.291.4080 and referencing “Dividend Capital Passcode 897 591 55.”

Contact Information

Dividend Capital Total Realty Trust, Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone: (303) 228-2200

Attn: Guy M. Arnold, President

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Certain items in this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect(s),” “may,” “will,” “should,” “potentially,” “intend,” “seek,” “anticipate,” “estimate,” “believe,” and “could” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results materially different from those described in the forward-looking statements. Dividend Capital Total Realty Trust Inc. can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Total Realty Trust Inc.’s expectations include, but are not limited to, the uncertainty of the sources for funding Dividend Capital Total Realty Trust Inc.’s future capital needs, delays in the acquisition, development and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically and the other risks detailed from time to time in Dividend Capital Total Realty Trust’s SEC reports. Such forward-looking statements speak only as of the date of this press release. Dividend Capital Total Realty Trust Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Dividend Capital Total Realty Trust Inc.’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.